                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                          UNITED PARCEL SERVICE, INC.

                                   UPS NOTES


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Pricing Supplement No. 69                                   Trade Date: 12/21/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 12/28/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is December 26, 2001

   CUSIP
    or
Common Code           Principal Amount       Interest Rate      Maturity Date        Price to Public
-----------           ----------------       -------------      -------------        ---------------
91131UCW2              $16,864,000.00            6.00%            12/15/11                100%

Interest Payment
   Frequency                                 Subject to      Dates and terms of redemption
  (begin date)        Survivor's Option      Redemption     (including the redemption price)
----------------      -----------------      ----------     --------------------------------
   06/15/02                  Yes                 Yes                 100%  12/15/02
semi-annually                                                    semi-annually thereafter

                      Discounts and
Proceeds to UPS        Commissions           Reallowance            Dealer           Other Terms
---------------       -------------          -----------      ------------------     -----------
$16,611,040.00         $252,960.00              $2.00         ABN AMRO Financial
                                                                Services, Inc.